                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                   CENTRAL ILLINOIS LIGHT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                        MERRELL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                    [CILCO]
300 LIBERTY ST., PEORIA, IL 61602-1404

                            NOTICE OF ANNUAL MEETING

Dear Shareholders:

The Annual Meeting of Shareholders of Central Illinois Light Company will be held on Tuesday, April 23, 1996 at 1:30 PM, Central Time, at the principal office of the Company, 300 Liberty Street, Peoria, Illinois, in order to elect a Board of Directors and transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 8, 1996 are entitled to vote at the meeting.

By Order of the Board of Directors,

John G. Sahn
Secretary

March 26, 1996

                                   IMPORTANT

       It is important that your shares be represented at the meeting. Please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted.

                                PROXY STATEMENT
GENERAL

      This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Central Illinois Light Company (the "Company" or "CILCO"), for use at the Annual Meeting of Shareholders to be held on Tuesday, April 23, 1996 at 1:30 PM, Central Time, at the Company's executive offices, 300 Liberty Street, Peoria, Illinois 61602, and any adjournment thereof. The shares represented by your proxy will be voted if the proxy is duly executed and returned prior to the meeting. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised by written notice to the Secretary of the Company, received prior to the time of the meeting, or orally at the meeting.

      The expense of the solicitation of proxies is being borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies either personally, or by telephone or fax. The Company will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the stock.

      The annual report of the Company for the year ended December 31, 1995 is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy, to all shareholders of record at the close of business on March 8, 1996, which is the record date for the determination of shareholders entitled to vote at the meeting. These items are to be first mailed to shareholders on March 26, 1996.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      On March 8, 1996, the record date for the meeting, the Company had outstanding 191,204 shares of preferred stock, $100 par value, 470,000 shares of Class A preferred stock, no par value, and 13,563,871 shares of common stock, no par value. Each share entitles the holder thereof to one vote upon any matter coming before the meeting, except that in the election of directors, each shareholder is entitled to cumulate votes and, therefore, may give one nominee as many votes as shall equal the number of directors to be elected multiplied by the number of shares held by such shareholder, or such shareholder may distribute such votes among any two or more nominees by so indicating on the proxy. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      At March 8, 1996, T. S. Romanowski, a vice president of the Company, was the beneficial owner of 5 shares of the Company's preferred stock, $100 par value, representing less than .003% of the shares of that class outstanding. No other officer or director nominee was the beneficial owner of any shares of the Company's preferred or common stock.

      The following information, regarding beneficial ownership on January 1, 1996 of the Company's equity securities, is furnished with respect to each person or group of persons acting together who, as of such date, is shown on the Company's stock records to be the registered owner of more than 5% of any class of the Company's voting securities and no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

 CLASS OF           NAME AND ADDRESS OF          AMOUNT AND NATURE OF     PERCENT
   STOCK             BENEFICIAL OWNER            BENEFICIAL OWNERSHIP     OF CLASS
-----------  ---------------------------------  ----------------------  ------------
Common       CILCORP Inc.                             13,563,871(1)            100%
             300 Hamilton Boulevard
             Suite 300
             Peoria, IL 61602
Class A      Chancellor Capital                           15,000(2)            6.8%
Preferred    Management, Inc. and
             Chancellor Trust Company
             1166 Avenue of the Americas
             New York, New York 10036

--------
(1) CILCORP Inc. has sole voting and dispositive power with respect to the common shares.

(2) According to  Schedule  13G dated  February  1, 1996,  filed  by  Chancellor
    Capital Management, Inc. and Chancellor Trust Company, as Investment Advisors for various fiduciary accounts, they have sole voting and dispositive power with respect to the Class A Preferred shares.

ELECTION OF DIRECTORS

      The Board of Directors has determined that, effective as of the annual meeting on April 23, 1996, the Board will be reduced from eleven to between three and seven directors. Three directors are to be elected at the annual meeting to hold office for the ensuing year or until their successors are elected and qualified. All nominees, except Mr. Romanowski, are now serving as directors of the Company and have consented to serve, if elected. To be elected a director, a nominee must be among the three nominees receiving the highest number of votes. The nominees, along with their biographical summaries, are listed below.

      The Board of Directors has no reason to believe that the persons named will not be available, but in the event that a vacancy among the original nominees is occasioned by death or any other reason prior to the meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors.

THOMAS S. ROMANOWSKI
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF CILCO
Director of CILCORP Investment Management Inc. since 1987

      Mr. Romanowski was born at Peoria, Illinois in 1950. He graduated from Bradley University in 1971 with a degree in Business Administration. He joined CILCO that same year and after advancing through several positions in the accounting, treasury and information systems areas was elected vice president in 1986. Mr. Romanowski is president of CILCORP Investment Management Inc., president and chief executive officer of Agricultural Research and Development Corporation, and president and chief executive officer of CILCORP Ventures Inc. He serves as director and treasurer of the Employers' Association of Illinois, director of the Illinois Central College Education Foundation, and director of Heartland Community Development Corporation. He is a director and president of the Tri-County (Peoria) Urban League, Inc., member and past president of the Central Illinois Chapter of the Planning Forum, and a member of the Institute of Management Accountants.

JAMES F. VERGON
PRESIDENT AND CHIEF OPERATING OFFICER OF CILCO
Director of CILCO since 1991

      Mr. Vergon was born at Peoria, Illinois in 1948. He joined CILCO in 1971 and advanced through various positions in engineering. He was appointed gas engineering manager in 1981, director-rates and regulatory affairs in 1982, and elected vice president in 1986. He was vice president and chief financial officer of CILCORP from January 1, 1993 through February 28, 1993. He again was elected a vice president of the Company effective March 1, 1993 and was elected group president of CILCO effective April 1, 1995. He was elected to his current position effective January 29, 1996. Mr. Vergon graduated from Bradley University in 1971 with a degree in mechanical engineering and is a registered professional engineer. He received a master's degree in business administration from Bradley University in 1981. He is chairman of the board of CILCORP Investment Management Inc. and a member of the board of directors of Bank One, Peoria; The Economic Development Council for the Peoria Area; and the Heart of Illinois United Way. In addition, he is a member of the board of trustees of Proctor Hospital and the Bradley University Associate Board and the advisory boards of Forest Park Foundation, The Institute of Public Utilities and the Bradley University College of Engineering and Technology.

ROBERT O. VIETS
PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CILCORP INC. AND
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CILCO
Director of CILCO from 1988 to 1991 and since 1995

      Mr. Viets was born at Girard, Kansas in 1943. He graduated from Washburn University in 1965 with a degree in economics and received his law degree from Washington University School of Law in 1969. He is a certified public accountant and has had experience with a national accounting firm. Mr. Viets joined CILCO in 1973 as manager of special studies and was appointed manager of rates and regulatory affairs in 1976. He was elected assistant vice president, regulatory and legislative affairs, in 1980, vice president, financial services in 1981, vice president (finance group) in 1983 and senior vice president of the Company and CILCORP in 1986. He was elected president and chief executive officer of CILCORP in 1988 and chairman and chief executive officer of the Company in 1995. He is also chairman of the board and chief executive officer of Environmental Science & Engineering, Inc., and QST Enterprises Inc. (effective January 29,
1996), chairman of CILCORP Ventures Inc. and a director of CILCORP and CILCORP Investment Management Inc. Mr. Viets is a director of First of America Bank-Illinois, N.A.; First of America Bank-Illinois, N.A. Peoria Regional Advisory Board; RLI Corp.; Lincoln Office Supply Co., Incorporated; the Peoria Medical Research Corporation and Methodist Health Services Corporation. He serves as chairman of the board of trustees of Bradley University.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      Effective April 23, 1996, the Board of Directors will function as a Committee of the Whole. Prior to April 23, 1996, the Board of Directors has had Executive and Finance Committees. During 1995, the Executive Committee held one meeting and the Finance Committee held six meetings. During 1995, the Board of Directors held a total of five meetings.

DIRECTORS' COMPENSATION

      No   fees  are  paid  to  directors  who  are  officers  of  the  Company.
Non-employee members of the Board receive a single annual retainer fee of $16,000 for serving on the Company's Board and on CILCORP's Board. Non-employee members of the Board who are not members of the Board of the Company's parent receive an annual retainer fee of $12,000 for serving on the Company's Board. These fees are prorated for less than a year's service. Non-employee directors also receive an attendance fee of $750 for attending meetings of the Board of Directors of the Company or CILCORP and an attendance fee of $750 for each meeting attended of committees of those Boards. No reduction is made in attendance fees in the event the Boards or committees meet on the same day. Directors are also reimbursed for their travel expenses for each Board or committee meeting attended.

INDEPENDENT AUDITORS

      Upon the recommendation of its Audit Committee, the Board of Directors of the Company's parent, CILCORP Inc., has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for 1996. Arthur Andersen LLP is not expected to be represented at the annual meeting.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation earned for the years 1995, 1994 and 1993 for the Chief Executive Officer(s) and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL             LONG-TERM
                                               COMPENSATION        COMPENSATION
                                           ---------------------  ---------------     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       SALARY    LTIP PAYOUTS(1)   COMPENSTION(2)
-----------------------------------------  ---------  ----------  ---------------  ----------------
R. O. Viets (3)                                 1995  $  327,756    $    17,819       $   34,925
Chairman and Chief                              1994     261,000         88,015           27,364
Executive Officer                               1993     257,850         41,962           25,305
W. M. Shay (4)                                  1995  $  185,838    $    54,641       $   24,812
Former Group President                          1994     156,818         49,852           19,418
                                                1993     150,437         34,864           17,953
J. F. Vergon (5)                                1995  $  181,661    $    61,437       $   15,610
President and Chief                             1994     140,270         63,012           12,513
Operating Officer                               1993     134,564         57,114           11,635
T. S. Romanowski                                1995  $  133,584    $    56,662       $   14,442
Vice President                                  1994     127,795         58,775           11,751
                                                1993     121,705         55,162           10,894
T. S. Kurtz (6)                                 1995  $  110,144    $   124,413       $    8,820
Former Vice President                           1994     124,309         56,820            8,622
                                                1993     118,120         53,012            8,022
R. W. Slone (7)                                 1995  $   91,840    $    78,988       $   38,013
Former Chairman, President                      1994     226,720         96,321           30,977
and Chief Executive Officer                     1993     205,500         88,635           28,611

--------
(1)  Amounts  paid pursuant  to the  Company's EVA-Based  Incentive Compensation
    Plan.

(2) Amounts shown in this column for 1995 represent (a) Company contributions under the Employees' Savings Plan: Mr. Viets $4,500, Mr. Shay $4,500, Mr. Vergon $4,500, Mr. Romanowski $3,852, Mr. Kurtz $3,304, and Mr. Slone $2,755 and (b) earnings on deferred compensation: Mr. Viets $30,425, Mr. Shay $20,312, Mr. Vergon $11,110, Mr. Romanowski $10,590, Mr. Kurtz $5,516, and
    Mr. Slone $35,258.

(3) Elected chairman, president and chief executive officer effective April 1, 1995. Mr. Viets' compensation relates also to his compensation as president and chief executive officer of CILCORP Inc.

(4) Elected vice president of the Company in 1993 and group president effective April 1, 1995. Effective January 29, 1996, Mr. Shay is president and chief operating officer of QST Enterprises Inc., also a subsidiary of CILCORP Inc.

(5) Re-elected vice president of the Company in 1993, group president effective April 1, 1995 and president and chief operating officer effective January 29, 1996. Mr. Vergon served as vice president and chief financial officer of CILCORP Inc. from January 1, 1993 through February 28, 1993.

(6) Resigned from the Company effective November 8, 1995. Mr. Kurtz received the accumulated balance of his EVA-Based Incentive Compensation Plan upon termination.

(7) Retired from the Company effective April 1, 1995.

EVA-BASED INCENTIVE COMPENSATION PLAN

      Incentive compensation is awarded in accordance with the Company's EVA-Based Incentive Compensation Plan (the "EVA Plan") and the CILCORP Shareholder Return Incentive Compensation Plan (the "Shareholder Return Plan") described below. The purpose of the EVA Plan is to provide an incentive to eligible officers and senior managers and to increase and maintain shareholder value by rewarding the achievement of these objectives. EVA is a measure of profitability that is based on the difference between the return earned on the capital invested in an enterprise and the cost of that capital. This difference can be either positive or negative and results in an addition to or a deduction from award balances accumulated from prior years. Each year, one third of the net balance accumulated is paid to the participant. That portion of the incentive compensation which has been deferred is "at risk" since a negative EVA in a subsequent year may eliminate previously accumulated balances. The calculation of the award pool is based, in part, on a fixed percentage of the improvement in EVA from the prior year and, in part, on a fixed percentage of the average of EVA contributed over a three-year period. These percentages, which do not change from year to year, were determined when the EVA Plan was originally established. They were designed to create an award pool of sufficient size to achieve the Plan objectives and are used only for that purpose. Annually, at the outset of each plan year, the Finance Committee determines the portion of the award pool to be allocated to each participant, including the executive officers, based on the individual's job responsibilities and the Committee's evaluation of the effect which that individual's performance is expected to have on the size of the award pool. A portion of the award pool is distributed, at the Committee's discretion, at the conclusion of each plan year. Discretionary awards are determined on the basis of the CEO's recommendation and the compensation policies established by the Committee. Both the non-discretionary and discretionary portions of an award are added to each participant's account balance, one third of which is paid and the remainder of which remains at risk in the account balance.

SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN

      Participants in the Shareholder Return Plan are eligible key employees of CILCORP and its subsidiaries, including CILCO, who, due to the nature and scope of their positions, regularly and directly make or influence policy decisions which impact the overall long-term results or success of the Company and CILCORP. The purposes of the Shareholder Return Plan are to promote long-term growth in the value of CILCORP common stock, to attract and retain executives of outstanding ability, to encourage teamwork among the executives of CILCORP and its subsidiaries, and to reward performance based on the successful achievement of pre-established corporate financial goals. Under the Plan, grants entitle participants to receive shares of CILCORP common stock at the end of a pre-established performance measurement period to the extent that the Company achieves pre-established financial objectives during such period. All grants are made by a committee of the Board (comprised of disinterested directors), which has discretion to establish the performance measurement periods and Company financial objectives applicable to each grant. Grants under this Plan made in 1995 are set forth in the table below.

                 LONG TERM INCENTIVE PLANS -- AWARDS IN 1995(1)

                               NUMBER OF        PERFORMANCE OR                  ESTIMATED FUTURE PAYOUTS
                             SHARES, UNITS    OTHER PERIOD UNTIL  ----------------------------------------------------
                               OR OTHER         MATURATION OR
                                RIGHTS              PAYOUT           THRESHOLD           TARGET           MAXIMUM
                           -----------------  ------------------  ---------------   ----------------  ----------------
          NAME              EVA(2)    SRP(3)  EVA(4)      SRP     EVA(5)   SRP(6)    EVA(7)    SRP     EVA(8)    SRP
-------------------------  ---------  ------  ------   ---------  -------  ------   --------  ------  --------  ------
R. O. Viets                ($117,466) 10,000   --      1995-1999  $ 5,936  5,000    ($33,216) 10,000  $ 17,809  30,000
W. M. Shay                    68,648  3,333    --      1995-1999   32,595  1,666      55,454   3,333    97,882  10,000
J. F. Vergon                  61,430  3,333    --      1995-1999   37,357  1,666      57,813   3,333   112,184  10,000
T. S. Romanowski (9)          56,210   --      --         --       34,210   --        52,928    --     102,734    --
T. S. Kurtz (9)(10)           44,360   --      --         --        --      --         --       --       --       --
R. W. Slone (9)(11)           50,352   --      --         --        --      --         --       --       --       --

--------
 (1) Amounts listed under columns headed "EVA" are dollar amounts under the Company's EVA-Based Incentive Compensation Plan. Amounts listed under columns headed "SRP" are the number of shares of common stock under the CILCORP Shareholder Return Plan.

 (2) Amounts listed are the net increases or decreases accrued during the 1995 plan year to previously accumulated balances.

 (3) Amounts listed are the number of shares allocated in 1995.

 (4) Each year, one-third of the net balance accumulated in the EVA Plan is paid to the participant. (See Summary Compensation Table for amounts paid in 1995.)

 (5) Amounts listed are payable if net change in EVA in 1996 is zero.

 (6) Represents minimum amount received if certain Company financial objectives are met. No shares are received if such objectives are not met.

 (7) Amounts listed are payable if net change in EVA in 1996 is the same as in 1995.

 (8) Amounts listed are accumulated balances at the beginning of the 1996 plan year.

 (9) Mr. Romanowski, Mr. Kurtz and Mr. Slone did not participate in the Shareholder Return Plan in 1995.

(10) Upon resignation from the Company November 8, 1995, Mr. Kurtz terminated his participation in the EVA-Based Incentive Compensation Plan and received his entire accumulated balance.

(11) Upon retirement from the Company effective April 1, 1995, Mr. Slone concluded participation in the EVA-Based Incentive Compensation Plan. He will receive equal annual payments of his accumulated balance in 1996 and 1997 adjusted for interest and loan repayments. His accumulated balance as of September 30, 1995 was $140,735.

CERTAIN PLANS

      BENEFIT REPLACEMENT PLAN. The Board of Directors has established a Benefit Replacement Plan (the "Benefit Replacement Plan"). The Benefit Replacement Plan provides for payments to participants from the Company's general funds to restore the retirement benefit under the Company's non-contributory Pension Plan for Management, Office and Technical Employees (the "Pension Plan") when such benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the index compensation limitation of Code Section 401(a)(17), and (3) participation in certain of the Company's deferred compensation plans. The Benefit Replacement Plan generally covers all Pension Plan participants affected by these restrictions and provides for payment at the times and in the forms of the Pension Plan.

      PENSION PLAN. Pension benefits are provided through the Pension Plan. Directors who are not employees do not participate in this Plan. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement date specified in the Pension Plan is age 65. Retirement prior to age 62 results in an appropriate reduction in pension benefits.

      The following table shows the aggregate annual benefits payable on a straight life annuity basis upon retirement at normal retirement age under the Pension Plan and under the Benefit Replacement Plan discussed above. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than that for an optional survivorship provision.

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
               --------------------------------------------------------
REMUNERATION   15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------  ---------  ---------  ----------  ----------  ----------
  $175,000     $  37,410  $  49,878  $   62,346  $   74,814  $   87,282
   200,000        42,750     57,000      71,250      85,500      99,750
   225,000        48,096     64,128      80,160      96,192     112,224
   250,000        53,442     71,250      89,064     106,878     124,692
   275,000        58,781     78,375      97,969     117,563     137,156
   300,000        64,128     85,500     106,878     128,250     149,628

      The sum of annual and long-term compensation shown for the individuals listed in the above Summary Compensation Table is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 1, 1996, the credited years of service under the Pension Plan for such individuals are as follows: R. O. Viets -- 22 years, W. M. Shay -- 13 years, J. F. Vergon -- 24 years, T. S. Romanowski -- 24 years, T. S. Kurtz -- 20 years, and R. W. Slone -- 37 years.

      COMPENSATION PROTECTION PLAN. The Company's Board of Directors has established a Compensation Protection Plan providing severance benefits to eligible employees, including all individuals named in the Summary Compensation Table above (except Messrs. Kurtz and Slone), in the event of (i) a termination of employment resulting directly or indirectly from a sale of substantially all or certain assets of the Company or (ii) a termination of employment within two years after a change in control occurring involuntarily for a reason other than unacceptable performance or occurring voluntarily with good reason as defined in the plan. A change in control includes the sale of all or part of the business of the Company to a person not controlled by CILCORP, a merger or consolidation of CILCORP in which CILCORP does not survive or in which its common stock is converted, the acquisition of 30% of the beneficial ownership of CILCORP by a person together with the failure of continuing directors to constitute a majority of its Board of Directors, or a sale of all or substantially all of the assets of CILCORP. Upon a covered termination, a participant is entitled to a continuation of base salary and benefit plan coverage for two years (or a shorter period for participants below the position of vice president with less than 30 years of service) after such termination.

FINANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      BACKGROUND AND POLICIES. The Finance Committee of the Board of Directors (the "Committee") is comprised of four non-employee members of the Board. The Committee considers and makes recommendations to the Board with respect to the compensation of the executive officers (the president and vice presidents) of the Company. The Committee's compensation policies with respect to the executive officers are as follows:

    1. Compensation levels should be established which are internally fair and equitable, bearing in mind (a) past practices, patterns and relationships, and (b) the relationship between officer level compensation and the compensation provided for top level managers throughout the Company.

    2. Compensation should be comparable and reasonable in relation to similar positions in other utility companies of like size, structure and characteristics.

    3. Compensation of the executive officers should be directly related to the economic value created for shareholders.

    4. A compensation program should be designed to attract and retain superior management.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's current executive officer compensation program is comprised of two major components: base salary and incentive compensation. Base salary levels for the Company's executive officers are set by the Committee relative to other utility companies of similar size and characteristics. In addition, the Committee also considers the individual officer's experience and performance. Salaries of the executive officers are reviewed each year by the Committee and may be adjusted based on the individual's contribution to the Company's performance and competitive pay levels.

      PRESIDENT'S COMPENSATION. Robert O. Viets serves as president and chief executive officer of CILCORP Inc. in addition to serving as chairman and chief executive officer of CILCO. His compensation in his capacities as an officer of both companies is determined by the Board of Directors of CILCORP upon recommendation of its Compensation Committee. The Finance Committee concurs in and adopts the recommendation and determination for 1995 of the CILCORP Board of Directors and its Compensation Committee whereby Mr. Viets was awarded a salary of $350,000 commencing April 1, 1995, representing an increase of approximately 34% over his prior salary level.

      The CILCORP Compensation Committee based its decision on the following factors: (1) studies conducted by an external executive compensation consultant which indicated that Mr. Viets' base salary compensation was approximately 73% of the base salary compensation of the chief executive officers of a group of comparable companies, (2) recognition that Mr. Viets, in addition to assuming additional duties, had met substantially all the business and financial goals that were established for the preceding year, and (3) the fact that Mr. Viets had not received a base salary increase since April 1993.

      In 1995, the Compensation Committee allocated 10,000 shares of CILCORP common stock on behalf of Mr. Viets under the Shareholder Return Plan for the performance period ending December 31, 1999. The number of shares awarded and actual distribution of the shares will be dependent upon meeting pre-established Company financial objectives based on total shareholder return during the performance period. In addition, Mr. Viets received an award of $17,819 in 1995 pursuant to the Company's EVA-Based Incentive Compensation Plan."

                                           Finance Committee
                                               Richard N. Ullman, CHAIRMAN
                                               Marcus Alexis
                                               John R. Brazil
                                               Willard Bunn III

OTHER MATTERS

      The Board has no knowledge of any business to be presented for consideration at the annual meeting other than that discussed above. Should any other business properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in such proxies.

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders to be presented at the April 22, 1997 annual meeting must be received not later than November 27, 1996 for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to the Secretary, Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

                                           By Order of the Board of Directors,
                                           John G. Sahn
                                           SECRETARY
March 26, 1996

                                [Cilco logo]

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints D.E. Connor, R.O. Viets, and J.G. Sahn, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1996 annual meeting of shareholders of Central Illinois Light Company, or at any adjournment thereof, upon the election of directors as set forth in the notice of meeting and proxy statement dated March 26, 1996, and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

                 IF NOT OTHERWISE DIRECTED, THIS PROXY WILL
                  BE VOTED "FOR" THE ELECTION OF DIRECTORS
               (C0NTINUED AND TO BE SIGNED ON THE OTHER SIDE)

ACCOUNT NUMBER         PROXY.          PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY,
                                       EXECUTOR, ADMINISTRATOR, TRUSTEE, OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE
                                       THEIR FULL TITLES.

                                       ELECTION OF DIRECTORS
DATE:                        ,1996
     ------------------------          / / FOR all nominees listed          / / WITHHOLD AUTHORITY
                                           below (except as marked              to vote for all nominees
----------------------------------         to the contrary below)               listed below
SIGNATURE/S
                                       T.S. Romanowski, J.F. Vergon, and R.O. Viets
----------------------------------
                                       INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                                                     THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                                       -----------------------------------------------------------------------------

NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED
   ENVELOPE AND MAILED IN THE UNITED STATES.

TEAR OFF THIS PORTION

REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY ENVELOPE.
